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                                                                    EXHIBIT 10.7


                               SERVICES AGREEMENT

         This Services Agreement (this "Agreement") is made and entered into as of May 1, 1999, between Enron Corp., an Oregon corporation ("Enron"), and Azurix Corp., a Delaware corporation ("Azurix"). Azurix and Enron may hereinafter be referred to individually as a "Party" or collectively as the "Parties."

                                   RECITALS:

         WHEREAS, Enron and Azurix desire by their execution of this Agreement to evidence their understanding concerning the provision of certain services by Enron to Azurix and its subsidiaries;

         NOW, THEREFORE, for and in consideration of the mutual promises and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

         1. Services. In order to assist the continued and orderly conduct of certain corporate functions currently performed by Enron and its affiliates for the benefit of the Referenced Subsidiaries (defined below), Enron agrees to provide and Azurix agrees to purchase, subject to the terms and conditions set forth herein, certain corporate staff and support services, as identified in Exhibit A attached hereto (collectively, the "Services"), in each case if and only to the extent requested by Azurix except as to services relating to office space which shall be substantially identical in nature and quality to the Services provided by Enron to its wholly-owned subsidiaries.

         "Referenced Subsidiaries" shall mean Azurix and its subsidiaries from time to time. Such subsidiaries shall initially include, without limitation, those subsidiaries listed on Exhibit B.

         2. Term. This Agreement shall become effective and Enron shall make the Services available to the Referenced Subsidiaries pursuant to the terms of this Agreement for the period commencing on May 1, 1999, and terminating on the date 180 days following written notice by either party to the other (or earlier by mutual written agreement); provided, however, (i) the Referenced Subsidiaries shall remain responsible for all out-of-pocket costs and expenses incurred by Enron (directly or through its other subsidiaries) pursuant to agreements entered into for the benefit of the Referenced Subsidiaries that could not be terminated prior to the date of termination of this Agreement, and
(ii) upon the mutual agreement of Azurix and Enron, services may be provided beyond the termination date set forth in the notice in order to allow the Referenced Subsidiaries the opportunity to make alternative arrangements for such services. In the event any of the Services being performed


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hereunder are no longer available, Enron, any Enron subsidiary or affiliate, then Enron shall be relieved of its obligations under this Agreement to provide that particular Service to the Referenced Subsidiaries. The foregoing shall include any cessation of or failure of Services due to Year 2000 problems. Enron will advise the Referenced Subsidiaries of any cessation of Services and shall use commercially reasonable judgement in assisting the Referenced Subsidiaries in securing alternative services for the Referenced Subsidiaries.

         3. Nature and Quality of Services. The Parties understand and agree that the Services shall be substantially identical in nature and quality to the Services provided by Enron to its wholly-owned subsidiaries.

         4. Payment. Azurix, as compensation for the performance of the Services, agrees to reimburse Enron for: (i) all expenses actually incurred by Enron and readily identifiable to the Referenced Subsidiaries relating to the Services ("Direct Charges"), which calculation shall be based on the cost of such Services to Enron and charged to the Referenced Subsidiaries in the same manner as costs charged to other Enron subsidiaries or affiliated companies and in accordance with the charge bases identified on Exhibit A, if applicable;
(ii) the actual cost of any goods or services purchased specifically for the Referenced Subsidiaries by Enron from third parties unaffiliated with Enron ("Operating Charges"); (iii) the actual cost or charge for outsourced services provided by any third party unaffiliated with Enron specifically for the Referenced Subsidiaries under an Enron or Enron affiliate agreement with such third party ("Outsourced Charges"); (iv) an allocation of services related to office space similar to that charged by Enron to its wholly-owned subsidiaries ("Space-Related Charges") and (v) an overhead allocation to the Referenced Subsidiaries of administrative and general expenses of Enron corporate staff and support services reasonably related to the amount of such services provided to the Referenced Subsidiaries for which Azurix does not receive Direct Charges ("Allocated Charge"). Such Allocated Charge shall be payable in monthly installments.

           If the compensation for the Services does not include sales, use, excise, value-added or similar taxes, and if any such taxes are imposed on the Services after the effective date of this Agreement, then such taxes shall be promptly paid by Azurix.

         Any change in the methodology due to regulatory, accounting or legal reasons, to be used for determining any Direct Charges, Operating Charges, Outsourced Charges, Space-Related Charges,


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

Allocated Charges or any other charge for Services provided by Enron, any Enron affiliate or third party, for the Referenced Subsidiaries from that being used on the effective date of this Agreement shall be deemed agreed to by Azurix without the necessity of getting Azurix's consent so long as such changes are in good faith and are charged or allocated to the Referenced Subsidiaries in the same manner as to the other Enron subsidiaries or affiliated companies.

         5. Invoicing. Enron shall invoice Azurix by the 15th working day of each month for all Direct Charges, Operating Charges, Outsourced Charges, Space-Related Charges, and Allocated Charges, all with respect to the preceding month. All invoices shall reflect in reasonable detail a description of the Services performed during the preceding month, and shall be due and payable on the last day of the month of the invoice. In the event of a dispute as to the propriety of invoiced amounts, Azurix shall pay all undisputed amounts on each invoice, but shall be entitled to withhold payment of any amount in dispute and shall promptly notify Enron of such dispute. Enron or its applicable affiliate shall provide Azurix with records relating to the disputed amount so as to enable the Parties to resolve the dispute. Azurix shall pay interest at an annual rate of 18% on any disputed amounts which it should have paid but withheld.

         6. Confidentiality. Each party shall exert the same efforts and maintain the same precautions that it exerts and maintains with respect to its own confidential and proprietary information with respect to all information received from the other party in connection with the performance of the Services; provided, however, that a party may disclose such information (i) if required to do so by applicable laws, rules, regulations, or orders (including any laws, rules, regulations or orders to which either party voluntarily subjects itself and any applicable securities exchange rules), or (ii) if such information was or becomes generally available to such party on a non-confidential basis, provided that the source of such information was not known by such party to be bound by a confidentiality obligation.

         7. Information from Azurix. Any information necessary for Enron or any third party to perform any Services shall be submitted by Azurix in a manner consistent with the practices utilized by the Referenced Subsidiaries during the period immediately prior to the effective date of this Agreement, which manner shall not be altered except by mutual written agreement of the Parties. Should Azurix's failure to supply such input render Enron's or any third party's performance of any Services unreasonably difficult, Enron or such third party, upon reasonable notice to Azurix, may refuse to perform such Services until such input is supplied.


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

         8. Sole Beneficiaries. Azurix acknowledges that the Services shall be provided only with respect to the business of Azurix and its subsidiaries or affiliates. Azurix will not request performance of any Services for the benefit of any entity other than Azurix and its subsidiaries or affiliates. Azurix represents and agrees that it will use the Services only in accordance with all applicable federal, state and local laws and regulations and communications and common carrier tariffs, and in accordance with the reasonable conditions, rules, regulations and specifications which may be set forth in any manuals, materials, documents or instructions in existence on the effective date of this Agreement and furnished by Enron to Azurix. Enron reserves the right to take all actions, including termination of any particular Services, that Enron reasonably believes to be necessary to assure compliance with applicable laws, regulations and tariffs. Waiver by Enron of any of the provisions of this Agreement shall not be construed as a waiver of such provision generally or of the right of Enron thereafter to enforce each and every such provision.

         9. User Codes and Passwords. Enron will assign to the Referenced Subsidiaries all user codes, passwords or numbers, or other control or identifying cards or numbers, necessary for Enron to perform the Services. Azurix assumes full responsibility for selection and use of any such codes, passwords, cards or numbers that may be permitted or required in connection with the Services involved.

         10. LIMITED WARRANTY; LIMITATION OF LIABILITY. ALL PRODUCTS OBTAINED FOR THE REFERENCED SUBSIDIARIES ARE AS IS, WHERE IS, AS TO ENRON, WITH ALL FAULTS, OTHER THAN FAULTS DUE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ENRON. NEITHER ENRON NOR ANY ENRON AFFILIATE PERFORMING ANY SERVICES HEREUNDER MAKE ANY WARRANTIES OR REPRESENTATIONS WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING THE WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SERVICES RENDERED FOR OR PRODUCTS OBTAINED FOR THE REFERENCED SUBSIDIARIES, INCLUDING WITHOUT LIMITATION THOSE RENDERED BY OR OBTAINED FROM A THIRD PARTY. NOTWITHSTANDING THE FOREGOING, TO THE EXTENT A WARRANTY PROVIDED BY A THIRD PARTY MANUFACTURER OR PROVIDER OF GOODS OR SERVICES TO ENRON OR ITS AFFILIATES CAN BE PASSED-ON TO THE REFERENCED SUBSIDIARIES, NOTHING HEREIN IS INTENDED TO LIMIT


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SAME AND THE REFERENCED SUBSIDIARIES SHALL HAVE THE RIGHT TO THE BENEFITS
(SUBJECT TO THE TERMS AND CONDITIONS THEREOF) OF ALL SUCH THIRD PARTY
WARRANTIES.

         IN NO EVENT SHALL EITHER ENRON OR THE REFERENCED SUBSIDIARIES BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM ANY ERROR IN THE PERFORMANCE OF SERVICES OR FROM THE BREACH OF THIS AGREEMENT, REGARDLESS OF FAULT. TO THE EXTENT ANY THIRD PARTY HAS LIMITED ITS LIABILITY TO ENRON FOR SERVICES UNDER AN OUTSOURCING OR OTHER AGREEMENT, THE REFERENCED SUBSIDIARIES AGREE TO BE BOUND BY SUCH LIMITATION OF LIABILITY FOR ANY PRODUCT OR SERVICE PROVIDED TO ENRON BY SUCH THIRD PARTY UNDER SUCH AGREEMENT.

         11. Force Majeure. Enron shall have no obligation to perform the Services if its failure to do so is caused by or results from any act of God, governmental action, natural disaster, strike, failure of essential equipment, Y2K problem, or any other cause or circumstance beyond the control of Enron. Enron agrees that upon restoring service following any failure of any equipment necessary for Enron or its affiliates to provide any Services, Enron will allow the Referenced Subsidiaries to have equal priority, in accordance with prior practice, with respect to access to the restored service.

         12. Severability. In the event any portion of this Agreement shall be found by a court of competent jurisdiction to be unenforceable, that portion of the Agreement will be null and void and the remainder of the Agreement will be binding on the Parties as if the unenforceable provisions had never been contained herein.

         13. Assignment. This Agreement shall not be assignable by either of the Parties hereto except by operation of law or with the written consent of the non-assigning Party.

         14. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the Parties relating to the performance of the Services and all prior or contemporaneous written or oral agreements are merged herein. This Agreement may not be amended or otherwise modified except by a writing signed by both Parties.

         15. Choice of Law. This Agreement shall be governed by the laws of the State of Texas,


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without regard to any conflict-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state.

         16. Notice. Any notice, request, instruction, correspondence or other document to be given hereunder by either Party to the other (herein collectively called "Notice") shall be in writing and delivered personally or by facsimile, as follows:


         If to Enron:    Enron Corp.
                         1400 Smith Street
                         P. 0. Box 1188
                         Houston, Texas 77251-1188
                         Attention: Senior Vice President, Chief Accounting and
                           Information Officer
                         Facsimile No.: 713-853-3920
                         With a copy to: Senior Vice President and General
                           Counsel
                         Facsimile No.: 713-__________

         If to Azurix:   Azurix Corp.
                         333 Clay Street 10th Floor
                         Houston, Texas 77002
                         Attention:  Chief Accounting Officer
                         Facsimile No. 713-345-5154
                         With a copy to: General Counsel
                         Facsimile No. 713-345-5330

Notice given by personal delivery shall be effective upon actual receipt by the Party to whom addressed. Notice given by facsimile or telegram shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. Any Party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

         17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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

         IN WITNESS WHEREOF, the Parties hereto have caused this Services Agreement to be signed on their behalf by their duly authorized officers.

                                ENRON CORP.



                                By:
                                     -----------------------------------
                                Name:
                                Title:

                                AZURIX CORP.



                                By:
                                     -----------------------------------
                                Name:
                                Title:

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                                   EXHIBIT A

          ENRON RC #            COMPANY #  901                                  CHARGE BASES
             581               Facility Maintenance                            Azurix's Floor Space - Square Feet*
             629               Corporate Security                              Azurix's Floor Space - Square Feet*
             898               Building Services                               Azurix's Floor Space - Square Feet*
            2234               Facility Operations                             Azurix's Floor Space - Square Feet*
             75                ECAS Administration                             Azurix's Usage of Services
             566               Construction                                    Azurix's Usage of Services
             580               Facility Planning                               Azurix's Usage of Services
             692               Churn/Relocation                                Azurix's Usage of Services
             703               Audio Visual & Locks                            Azurix's Usage of Services
            1829               International Security                          Azurix's Usage of Services
            2334               Bus/Parking Subsidy                             Azurix's Usage of Services
            2441               ABS Utility                                     Azurix's Usage of Services
            2455               Rent                                            Azurix's Floor Space - Square Feet*
             746               Furniture                                       Azurix's Usage of Services
          0781/0782            Aviation                                        Azurix's Usage of Services
             103               Shipping/Receiving                              Azurix's Usage of Services
             228               Copy Center                                     Azurix's Usage of Services
             492               Mail Center                                     Azurix's Usage of Services
             586               Concierge Services                              Azurix's Usage of Services
            2255               Convenience Copiers                             Azurix's Usage of Services
            2453               Cafeteria                                       Axurix's Usage of Services
             215               Records                                         Azurix's Usage of Services
            0508               Real Estate                                     Azurix's Usage of Services
            0502               Travel                                          Azurix's Usage of Services
            0752               Legal                                           Azurix's Usage of Services or -
                                                                               occasioned by Azurix

                               *sublease or lease covered by separate
                               agreement; space-related charges as per
                               Sections 1, 4, and 5.

                               COMPANY # 001 ENRON MANAGEMENT COMPANY
          0208/0649            Compensation/Benefits                           % of Benefits


                               COMPANY # 011 ENRON CORP.
          1140/1284            Enron Events                                    % of Downtown HC
        658/1946/1949          Development & Training                          Azurix's Usage of Services
            2397               Employee Communications                         % of total employees
             319               VP - Compensation/Benefits                      % of Headcount
            2326               Stock Option Plan                               Grant Elections
     0071/2242/0632-0246       Human Resources                                 % of Headcount New Hires
            2349               Audit Fees                                      Direct
     0647/2453/2454/2460       Wellness                                        % of Downtown HC
             610               Corp. Secretary                                 # of Companies - Legal Entities


     0866/1263/1264/1956       REGULATORY AFFAIRS                              Azurix's Usage of Services/Allocation

                               MARKETING AFFAIRS                               Azurix's Usage of Services/Allocation

                               COMPANY # 969 ECM
            2411               Insurance                                       Prop. Val./Rev/HC
             451               Treasurer
                               Bank Fees
            1990               Vehicle Funding


                               RISK ASSESSMENT & CONTROL
0258/0826/1128/1129/1130/113
         1/1281/1958                                                           Azurix's Usage of Services

                               INFORMATION TECHNOLOGY                          % of Headcount


Other Services:


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

o From time to time, the Referenced Subsidiaries shall utilize the international offices of Enron and its affiliates for certain projects, in each case subject to the mutual agreement of Azurix and Enron or its affiliates, as applicable.

o    Such other services to be mutually agreed by Azurix and Enron.



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                                   EXHIBIT B

Azurix Jose Holdings Ltd.
Azurix Jose Investment Ltd.
Azurix Jose Ltd.
Enron Argentina Holding Inc.
Azurix Misiones SRL
Azurix Cancun B.V.
Azurix Cancun SRL
Enron Water Israel Ltd.
Azurix Suez Ltd.
Azurix Colombia Holdings Ltd.
Azurix Colombia Investments Ltd.
Azurix Colombia Ltd.
Azurix Isla Mujeres B.V.
Operadora de Buenos Aires SRL
Operadora de Misiones SRL
Azurix Mendoza Water Investments Ltd.
Azurix Chengdu Holdings Ltd.
Azurix Chengdu Ltd.
Azurix Misiones Holdings Ltd.
Azurix Misiones Ltd.
Azurix U.K. Ltd.
Azurix Rio Holdings Ltd.
Azurix Rio Investments Ltd.
SPE-Sociedade PAULISTA de Energia Ltda.
SEC-Sociedade Carioca de Energia Ltda.
Azurix Kuwait Ltd.
Azurix AGOSBA Holdings Ltd.
Azurix AGOSBA Ltd.
Azurix AGOSBA SRL
Azurix Chaoyang Water Holdings Ltd.
Azurix Chile Holdings Ltd.
Azurix Chile Ltd.
Azurix Suzhou Water Holdings Ltd.
Azurix Vietnam Holdings Ltd.
Azurix Vietnam Investments Ltd.
Azurix Vietnam Ltd.
Azurix Jordan Ltd.
Azurix Lebanon Ltd.
Azurix Tangiers Ltd.
Azurix Philippines Holdings Ltd.
Azurix Philippines Investments Ltd.
Azurix Philippines Ltd.
Azurix Guam Corporation
Azurix Panama Holdings Ltd.
Azurix Panama Investments Ltd.
Azurix China Holdings Ltd.
Azurix China Investments Ltd.
Azurix Projects Holdings Ltd.
Azurix Projects Ltd.
Azurix Saigon Holding Co.
Azurix Saigon Ltd.
Azurix Ltd.
Azurix Europe Ltd.
Wessex Water Ltd.
Wessex Water Services Ltd.


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